Exhibit 99.1

Investor Relations: Charles Messman or Todd Kehrli MKR Group (323) 468-2300 tnxi@mkr-group.com	At the Company: Paul Quinn, CFO (206) 515-9165

Telanetix Reports Second Quarter 2010 Financial Results
Q2 core voice revenue up 21 percent year-over-year;
Third consecutive quarter of positive EBITDA

BELLEVUE, WA – August 11, 2010 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services to the business market, today reported financial results for its fiscal 2010 second quarter ended June 30, 2010.

Financial Highlights for the Second Quarter

▪	Revenue was $7.3 million, compared to $6.9 in the second quarter of 2009, and $7.7 million in Q1 2010

▪	Core voice revenue increased to $5.9 million compared to $4.9 million in the second quarter of 2009, and $5.8 million in Q1 2010

▪	Adjusted EBITDA improved to $321,000, compared to a loss of $129,000 a year ago

▪	Gross profit was $4.3 million, or 58.6% of revenue, compared to $4.2 million, or 60.7% of revenue a year ago, and $4.5 million, or 58.5% of revenue, in Q1 2010

▪	Total operating expenses improved to $5.1 million compared to $5.2 million a year ago

▪	Operating loss reduced to $818,000 for the second quarter compared to a loss of $962,000 a year ago

▪	Net income from continuing operations for the second quarter was $3.4 million, or $0.11 per share, compared to a loss of $6.4 million, or a loss of $0.20 per share, in the second quarter last year

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  Reconciliation can be found at the end of this release.

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Doug Johnson, Telanetix’s CEO, commented, “Our top line growth in the second quarter was impacted by the expected attrition of two accounts, which comprise the majority of our legacy business.  We expect the attrition of these accounts will be completed by the end of calendar 2010.  We achieved second quarter growth in our core revenue, which includes our next generation Digital Phone Service (DPS), Individual Services and our SIP Trunking service, of 21% year-over-year and a slight increase sequentially, helping to offset the expected decline in legacy product revenues.

“We also achieved some significant milestones during the first half of fiscal 2010.  Last month we announced a significant new distribution relationship with Mitel Networks, Inc., which adds a new revenue stream for the Company and expands our overall reach in the marketplace to potential customers ranging from larger medium-size businesses to Fortune 1000 Enterprises.

“We also recently completed a successful comprehensive financial recapitalization of the Company that substantially reduced our overall $29.6 million debt to a more manageable $7.5 million level, after giving effect to the closing of the rights offering discussed below, while simultaneously increasing our working capital by $2 million.  We believe Telanetix is now in a much stronger position to capitalize on growth opportunities ahead and expand our presence and share in the market.”

Telanetix also plans to conduct a $3.0 million pro-rata rights offering that will allow stockholders of record as of the record date of the rights offering to purchase shares of common stock at an expected subscription price of approximately $0.03852 per share. The record date is expected to be the effective date of the registration statement to be filed to register the shares of common stock issuable upon exercise of the subscription rights. The exact number of subscription rights to be distributed per share of common stock will be set forth in such registration statement. Telanetix’s board of directors required the rights offering as a condition to the recapitalization to provide stockholders with the opportunity to purchase common stock at the same implied price per share paid by the Hale Capital Partners in the recapitalization.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Net income from continuing operations for the second quarter of 2010 was $3.4 million, or $0.11 per share, compared to a loss of $6.4 million, or a loss of $0.20 per share, in the second quarter last year.  Net income for the second quarter of 2010 includes a $5.0 million credit for the change in fair market value of derivative liabilities and $788,000 of interest expense. The net loss for the second quarter of 2009 includes a $4.4 million charge related to the change in fair market value of derivative liabilities and $1.1 million of interest expense.

Total cash and cash equivalents were $965,000 at June 30, 2010, an increase from $824,000 at March 31, 2010.

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Conference Call Information

Management will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To access the call in the United States, dial (866) 543-6411 and to access the call internationally, dial (617) 213-8900 and enter pass code 89547543. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through August 18, 2010 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers. All parties will need the following replay pass code 74878807.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering next generation voice services to the business market.  Telanetix solutions meet the real-world communications demands of its customers with powerful, cost effective industry-leading communication solutions. The company's voice offerings, marketed under the "AccessLine" brand, give business customers a flexible, easy to use, cost effective alternative to today’s traditional phone service, offering flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

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TELANETIX, INC.
Condensed Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets
Cash	$965,151	$493,413
Accounts receivable, net	1,732,768	1,888,393
Inventory	294,682	253,563
Prepaid expenses and other current assets	996,555	465,348
Total current assets	3,989,156	3,100,717
Property and equipment, net	3,209,496	3,733,120
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	12,278,337	13,378,337
Other assets	790,488	870,476
Total assets	$27,312,341	$28,127,514

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,707,840	$1,614,382
Accrued liabilities	3,677,365	3,141,315
Deferred revenue	982,510	897,453
Current portion of capital lease obligations	533,245	683,249
Beneficial conversion feature liabilities	3,261,423	4,052,071
Total current liabilities	10,162,383	10,388,470
Non-current liabilities
Accrued Interest	2,695,951	2,477,021
Deferred revenue, net of current portion	253,628	264,271
Capital lease obligations, net of current portion	317,525	421,782
Convertible debentures	19,755,244	18,518,487
Total non-current liabilities	23,022,348	21,681,561
Total liabilities	33,184,731	32,070,031
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 300,000,000 shares;
Issued and outstanding: 31,768,320 at March 31, 2010 and December 31, 2009	3,177	3,177
Additional paid in capital	35,282,824	34,848,164
Warrants	1,551,802	1,551,802
Accumulated deficit	(42,710,193)	(40,345,660)
Total stockholders' deficit	(5,872,390)	(3,942,517)
Total liabilities and stockholders' deficit	$27,312,341	$28,127,514

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TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenues	$7,285,612	$6,904,963	$14,946,308	$13,929,155

Cost of revenues	3,014,694	2,714,096	6,195,951	5,840,867

Gross profit	4,270,918	4,190,867	8,750,357	8,088,288

Operating expenses
Selling and marketing	1,806,783	1,652,866	3,383,105	3,118,721
General and administrative	1,890,672	2,024,903	3,852,539	4,124,573
Research, development and engineering	694,395	697,703	1,433,713	1,461,461
Depreciation	147,011	227,381	290,552	470,269
Amortization of purchased intangibles	550,000	550,000	1,100,000	1,100,000
Total operating expenses	5,088,861	5,152,853	10,059,909	10,275,024

Operating loss	(817,943)	(961,986)	(1,309,552)	(2,186,736)

Other income (expense)
Interest income	198	76	262	229
Interest expense	(787,656)	(1,051,223)	(1,576,158)	(2,489,965)
Change in fair market value of derivative liabilities	5,040,381	(4,436,067)	790,648	(3,530,695)
Total other income (expense)	4,252,923	(5,487,214)	(785,248)	(6,020,431)

Income (loss) from continuing operations	3,434,980	(6,449,200)	(2,094,800)	(8,207,167)

Loss from discontinued operations	(71,346)	(585,553)	(269,733)	(1,084,886)

Net income (loss)	$3,363,634	$(7,034,753)	$(2,364,533)	$(9,292,053)

Net income (loss) per share – basic and diluted
Continuing operations	$0.11	$(0.20)	$(0.06)	$(0.26)
Discontinued operations	—	(0.02)	(0.01)	(0.04)
Net income (loss) per share	$0.11	$(0.22)	$(0.07)	$(0.30)

Weighted average shares outstanding – basic and diluted	31,768,320	31,366,662	31,768,320	31,265,379

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TELANETIX, INC.
Net Loss to EBITDA Reconciliation
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Adjusted EBITDA (earnings release purposes only)	2010	2009	2010	2009
Net Profit / (Loss)	$3,363,634	$(7,034,753)	$(2,364,533)	$(9,292,053)
Depreciation and amortization of purchased intangibles	993,229	1,142,188	1,982,557	2,267,760
Interest expense	787,458	1,050,920	1,575,896	2,489,510
EBITDA	5,144,321	(4,841,645)	1,193,920	(4,534,783)
Adjustments for certain non-cash expenses:
Change in fair market value of derivative liabilities	(5,040,381)	4,436,067	(790,648)	3,530,695
Stock based compensation	216,706	276,274	434,660	556,615
Adjusted EBITDA	$320,646	$(129,304)	$837,932	$(447,473)

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